October 16, 2018

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	SSLJ.com Limited
File No. 001-38375

Dear Sir or Madam:

We have read Form 6-K dated October 16, 2018 of SSLJ.com Limited (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 6-K.

Sincerely,

/s/ Friedman LLP

New York, New York